Exhibit 10.2

CONFLICT OF INTEREST AGREEMENT

AGREEMENT dated this 30th day of June 2015, by and between CubeScape, Inc. (hereinafter “CubeScape”), a Nevada corporation, with offices located at 1854 Oxford Avenue, Cardiff-By-The-Sea, California 92007, and David Estus, President of CubeScape.

The parties hereto agree and acknowledge that by virtue of David Estus’ other business activities as described in CubeScape’s Form S-1 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with David Estus:

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any business opportunities that David Estus may become aware of independently or directly through his association with us would be presented by him solely to us;

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any business opportunities disclosed to David Estus by the management of other entities would not be presented by him to us if so requested by them;

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any business opportunities disclosed to David Estus by us would not be presented by him to any other entity, unless and until we passed upon same; and

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in the event that the same business opportunity is presented to David Estus by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to her.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 30th day of June 2015.

CUBESCAPE, INC.

By: /s/ David Estus

           David Estus, President

By: /s/ David Estus

           David Estus, Individually